Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR AND MEDIA CONTACT: Pamela Marsh (626) 535-8465

INDYMAC LOWERS OUTLOOK FOR THIRD QUARTER GAAP EPS

PASADENA, Calif. – October 21, 2004 – IndyMac Bancorp, Inc. (NYSE: NDE) (“IndyMac” or the “Company”), the holding company for IndyMac Bank® F.S.B., today announced that, subject to the completion of its quarterly review and certification process, it expects to report that GAAP earnings per share for the third quarter of 2004 will be approximately $0.78 per share, below its previously forecasted range of $0.85 to $0.95 per share and a decrease of 10% relative to the third quarter of 2003. IndyMac’s earnings release and conference call is scheduled to take place on October 28, 2004.

The change in outlook is due principally to three items:

1.	Declining net interest and gain on sale margins, mitigated by an increase in mortgage production and market share.

a.	The declining net interest margin resulted from a significant change in the mix of production to adjustable rate mortgages, which had the effect of reducing the net interest margin approximately 15% relative to the third quarter of 2003.

b.	The mix change to adjustable rate mortgages combined with more of our production generated in the lower margin correspondent and conduit business channels and a more competitive and volatile environment reduced gain on sale margins approximately 33% relative to the third quarter of 2003.

c.	IndyMac substantially offset most of the above items through its mortgage loan production, which increased 21% year over year and resulted in record market share of 1.54%, an increase of 117% year over year.

2.	An underestimation of the impact of the purchase accounting adjustments related to the acquisition of Financial Freedom Holdings Inc.

3.	Continued carryover impact from the implementation of SEC Staff Accounting Bulletin (SAB) No. 105 on gain on sale margins, as the March 31, 2004 pipeline clears out.

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On a pro forma, operating basis, which excludes the purchase accounting and SAB No. 105 adjustments, IndyMac expects that earnings will be approximately $0.88 per share, a one percent increase over the third quarter of 2003. This pro forma comparison is provided so that investors have a basis for comparing results for historical periods on a consistent basis and to provide the ability to analyze IndyMac’s future operations.

“Forecasting continues to be difficult in the wake of a significant mortgage industry transition, the volatile interest rate environment and the relative complexity of our business model. Still, our GAAP earnings of $0.78 per share, reflect strong performance given the fact that the overall mortgage industry volumes declined 44% year over year and industry margins have compressed as well. Further, absent the non-operating purchase accounting and SAB No. 105 items, EPS were essentially unchanged at $0.88 per share. This pro forma, operating EPS number is, in our view, the more comparable number in relation to prior periods and also more reflective of the expectation we have for our near-term performance,” commented Michael W. Perry, IndyMac’s Chief Executive Officer.

“In our view, the third quarter results demonstrate the resilience and stability of our hybrid thrift/mortgage banking model to generate strong returns in a rapidly changing market environment. We plan to update our fourth quarter and 2005 forecast when we formally announce the results for the third quarter and our dividend on October 28th. However, as we look to next year, we expect earnings and EPS to again reach new record levels,” continued Mr. Perry.

Conference Call
On Thursday, October 28, 2004, at 11:00 A.M. EDT (8:00 A.M. PDT), Michael W. Perry, Chairman and Chief Executive Officer, will host a live Webcast and conference call to discuss the results of the third quarter in greater detail, followed by a question and answer session. A slide presentation will accompany the Webcast/conference call and can be accessed along with IndyMac’s Form 10-Q via IndyMac Bank’s home page at www.indymacbank.com.

If you would like to participate:

•	Internet Webcast access is available at: www.indymacbank.com

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•	The telephone dial-in number is (800) 946-0782, access code # 881663; and

•	The replay number is (888) 203-1112, access code # 881663

To participate on the call, please dial in 15 minutes prior to the scheduled start time. The conference call will be replayed continuously beginning two hours after the call on October 28th through November 4th and will be available on IndyMac’s Website at www.indymacbank.com.

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IndyMac Bancorp, Inc. is the holding company for IndyMac Bank, the largest savings and loan in Los Angeles and the 10th largest nationwide (based on assets). Through its hybrid thrift/mortgage banking business model, IndyMac is in the business of designing, manufacturing, and distributing cost-efficient financing for the acquisition, development and improvement of single-family homes. IndyMac also provides financing secured by single-family homes to facilitate consumers’ personal financial goals and strategically invests in single-family mortgage-related assets.

IndyMac utilizes its award-winning e-MITS® technology platform to facilitate automated underwriting, risk-based pricing and rate lock of home loans on a nationwide basis via the Internet at the point of sale. IndyMac provides mortgage products and services through various mortgage banking divisions and invests in certain of its mortgage loan production and mortgage servicing for long-term returns. IndyMac’s mortgage website is ranked the number one overall mortgage Website by Watchfire® GomezPro™, an Internet quality measurement firm, a position it has held for seven of eight measurement periods since Fall 2000.

IndyMac Bank also offers a wide array of Web-enhanced banking services, including deposits, competitive CD and money market accounts, and online bill payment services. IndyMac Bank is FDIC insured.

IndyMac’s total annualized return to shareholders of 24% for the period 1993 through September 30, 2004, under its current management team, has exceeded the comparable returns of 12% and 10% for the Dow Jones Industrial Average and S&P 500, respectively, for the same period.

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For more information about IndyMac and its affiliates, or to subscribe to the Company’s Email Alert feature for notification on Company news and events, please visit our Website at www.indymacbank.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “believe,” “estimate, “ “expect,” “project,” “plan,” “forecast,” “intend,” “goal,” “target,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company’s hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac’s lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac’s growth plans and ability to gain market share in a significant market transition; the effective integration of Financial Freedom into the operations of IndyMac; the impact of current, pending or future legislation and regulations; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K.

While all of the above items are important, the highlighted items represent those that, in management’s view, merit increased focus given current conditions.

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Reconciliation of GAAP and Pro Forma
Items

				% change	% change
	Estimated	Actual	Actual	Q3 04 over	Q3 04 over
	Q3 04	Q2 04	Q3 03	Q3 03	Q2 04
Diluted EPS GAAP Basis	$0.78	$0.38	$0.87	-10%	105%
Pro forma adjustments:
SAB 105	$0.05	$0.52	$—
Purchase accounting	$0.05	$—	$—

Pro forma, operating EPS	$0.88	$0.90	$0.87	1%	-2%

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